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                                 EXHIBIT 21.1


                          Subsidiaries of Registrant
                          --------------------------

SpeechWorks International Holdings, Inc.      Delaware
SpeechWorks Technology, Inc.                  Canada
SpeechWorks (BVI) Ltd.                        British Virgin Islands
SpeechWorks Asia Pacific Pte. Ltd.            Singapore